                                                                    EXHIBIT 4.14





                     SECOND AMENDMENT TO PLEDGE AGREEMENT


         SECOND AMENDMENT dated as of December 30, 1993, among JBI, INC., a Massachusetts corporation (the "Borrower"); J. BAKER, INC., a Massachusetts corporation ("Baker"); each of the Subsidiary Guarantors that is a signatory hereto (individually, a "Subsidiary Guarantor" and, collectively, the "Subsidiary Guarantors"); and SHAWMUT BANK, N.A., a national banking association, as agent for the Banks party to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Agent").

         The Borrower, Baker, the Banks and the Agent are parties to a Revolving Credit and Loan Agreement dated as of February 1, 1993 (as amended by the First Amendment and Waiver Agreement referred to below and as otherwise modified and supplemented and in effect from time to time, the "Credit Agreement").

         The Borrower, Baker, the Subsidiary Guarantors and the Agent are parties to a Pledge Agreement dated as of February 1, 1993 (as amended by the First Amendment thereto referred to below and in effect on the date hereof, the "Pledge Agreement").

         The Borrower, Baker, the Banks and the Agent have entered into a First Amendment and Waiver Agreement (the "First Amendment and Waiver Agreement") dated as of November 19, 1993 relating to the Credit Agreement.

         Tishkoff Enterprises, Inc., an Ohio corporation ("Tishkoff"), became a Subsidiary of Baker after the date of the Credit Agreement as a result of the Acquisition described in the First Amendment and Waiver Agreement. As a condition precedent to the effectiveness of the First Amendment and Waiver Agreement, the parties hereto have executed and delivered a First Amendment dated as of November 19, 1993 (the "First Amendment to the Pledge Agreement") to the Pledge Agreement, under which Baker has pledged, as required under
Section 7.04 of the Credit Agreement, to the Agent for the benefit of the Banks and the Agent, as collateral security for the Secured Obligations (as defined in the Pledge Agreement), all of the issued and outstanding shares of capital stock of all classes of Tishkoff owned by Baker.

         As a result of the Second Step of the Acquisition (as defined in the First Amendment and Waiver Agreement), JBAK Acquisition Corp., an Ohio corporation and a wholly-owned subsidiary of Baker, has merged (the "Merger") into Tishkoff with Tishkoff being the surviving corporation of the Merger and being renamed "Shoe Corporation of America, Inc.", an Ohio corporation ("Shoe Corporation").

         Concurrently with the Merger, Baker and Shoe Corporation have exchanged the certificates evidencing all of the shares of capital stock of Tishkoff for the certificates evidencing all of the shares of capital stock of Shoe Corporation.

         In consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and recognizing that the continuation of credit to the Borrower under the Credit Agreement is expected to be of financial benefit to Baker and the Subsidiary Guarantors, the parties hereto hereby agree as follows:

         Section 1. Definitions. Except as otherwise defined in this Agreement, terms defined in the Pledge Agreement are used herein as defined therein.

         Section 2. Amendments. Effective as of the date hereof, the Pledge Agreement and other Operative Documents and Financing Agreements shall be amended as follows:

         A. Shoe Corporation shall be deemed to be an "Issuer" for all purposes of the Pledge Agreement.

         B. Annex 1 to the Pledge Agreement shall be amended by inserting beneath the name of Baker the following:

                     Certificate          Registered          Description
Issuer                  Nos.                 Owner             of Shares
- - ------               -----------          ----------          -----------

Shoe                   No. C1           J. Baker, Inc.         100 shares of
Corporation                                                    common stock, no par
of America,                                                    value
Inc.

                       No. P1           J. Baker, Inc.         40,000 shares  of
                                                               Class A preferred
                                                               stock, par  value
                                                               $1.00".

         C. References in each of the Credit Agreement and the other Operative Documents and Financing Agreements to the Pledge Agreement or words of like import (including indirect references thereto) shall be deemed to be references to the Pledge Agreement as amended hereby.

         Section 3. Representations and Warranties. Baker represents and warrants to the Agent that, as of the date hereof, after giving effect to this Second Amendment: (a) the representations and warranties set forth in Section 2 of the Pledge Agreement are true and complete on the date hereof as if made on and as of the date hereof and as if each reference in said Section 2 to "this Agreement" included reference to this

Second Amendment and (b) the certificates described in Section 2.B hereof evidence all of the issued and outstanding shares of capital stock of all classes of Shoe Corporation and all these shares are owned beneficially or of record by Baker (and the foregoing shall be deemed to be representations and warranties made in an Operative Document for purposes of Section 11.01(d) of the Credit Agreement).

         Section 4. Miscellaneous. Except as herein provided, the Pledge Agreement shall remain unchanged and in full force and effect. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. This Amendment shall be governed by, and construed in accordance with, the law of the Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.


                                          JBI, INC.


                                          By
                                             --------------------------------
                                             Title:


                                          J. BAKER, INC.


                                          By
                                             --------------------------------
                                             Title:


                                          SHAWMUT BANK, N.A.,
                                            as Agent


                                          By /s/ Roger A. Stone
                                             --------------------------------
                                             Title: Vice President

Second Amendment and (b) the certificates described in Section 2.B hereof evidence all of the issued and outstanding shares of capital stock of all classes of Shoe Corporation and all these shares are owned beneficially or of record by Baker (and the foregoing shall be deemed to be representations and warranties made in an Operative Document for purposes of Section 11.01(d) of the Credit Agreement).

         Section 4. Miscellaneous. Except as herein provided, the Pledge Agreement shall remain unchanged and in full force and effect. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. This Amendment shall be governed by, and construed in accordance with, the law of the Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.


                                          JBI, INC.


                                          By /s/ Alan I. Weinstein
                                             --------------------------------
                                             Title: Senior Executive
                                                    Vice President

                                          J. BAKER, INC.


                                          By /s/ Alan I. Weinstein
                                             --------------------------------
                                             Title: Senior Executive
                                                    Vice President

                                          SHAWMUT BANK, N.A.,
                                            as Agent


                                          By
                                             --------------------------------
                                             Title: Vice President

We hereby acknowledge, consent and agreed to the terms of the foregoing Second Amendment to Pledge Agreement and confirm that our obligations under the Pledge Agreement shall remain unchanged and in full force and effect.

Dated: December 30, 1993

SPENCER COMPANIES, INC.


By /s/ Alan I. Weinstein
   ------------------------------
   Title: Senior Executive
          Vice President

SPENCER NO. 301 CORP.


By /s/ Alan I. Weinstein
   ------------------------------
   Title: Senior Executive
          Vice President

JBI HOLDING CO., INC.


By /s/ Alan I. Weinstein
   ------------------------------
   Title: President


THE CASUAL MALE, INC.


By /s/ Alan I. Weinstein
   ------------------------------
   Title: Senior Executive
          Vice President

WGS CORP.


By /s/ Alan I. Weinstein
   ------------------------------
   Title: Senior Executive
          Vice President

TCM HOLDING COMPANY, INC.

By /s/ Alan I. Weinstein
   ------------------------------
   Title: President

MORSE SHOE INC.


By /s/ Alan I. Weinstein
   ------------------------------
   Title: Senior Executive
          Vice President

BUCKMIN, INC.


By /s/ Alan I. Weinstein
   ------------------------------
   Title: Senior Executive
          Vice President

ELM EQUIPMENT CORP.


By /s/ Alan I. Weinstein
   ------------------------------
   Title: Senior Executive
          Vice President

JARED CORPORATION


By /s/ Alan I. Weinstein
   ------------------------------
   Title: Senior Executive
          Vice President

MORSE SHOE (CANADA) LTD.


By /s/ Alan I. Weinstein
   ------------------------------
   Title: Senior Executive
          Vice President

MORSE SHOE INTERNATIONAL, INC.


By /s/ Alan I. Weinstein
   ------------------------------
   Title: Senior Executive
          Vice President

ISAB, INC


By /s/ Alan I. Weinstein
   ------------------------------
   Title: Senior Executive
          Vice President

WHITE CAP FOOTWEAR, INC.


By /s/ Alan I. Weinstein
   ------------------------------
   Title: Senior Executive
          Vice President